PROSPECTUS and                  PRICING SUPPLEMENT NO. 16
PROSPECTUS SUPPLEMENT, each     effective at 2:15 PM ET
Dated October 19, 2000          Dated 8 March 2001
CUSIP: 24422ENB1                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,720,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              14 March 2001

Maturity Date:                    14 March 2003

Principal Amount:                 $50,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 20 Basis Point

Initial Interest
Determination Date:               12 March 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 14th
                                  of each March, June,
                                  Sep, and Dec
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 14th
                                  Of each March, June,
                                  Sep, and Dec
                                  (or next business day)

Redemption Provisions:            None

                                  Chase Securities Inc., as
                                  Agent, has offered the Senior
                                  Notes for sale at a price of
                                  100% of the aggregate
                                  principal amount of the
                                  Senior Notes

Chase Securities Inc.

John R. Stafford is a director of Deere & Company and a Director of JP Morgan Chase & Co, which is an affiliate of Chase Securities Inc.